                                                                Exhibit: 10.26FT

                                    AGREEMENT
                                       FOR
                                  REASSIGNMENT
                                       OF
                                 PROMISSORY NOTE

         THIS AGREEMENT is entered into as of the 21st day of January 1998, by and between Futech Educational Products, Inc., an Arizona corporation ("Futech"), Newtech Consulting, Inc., an Arizona corporation ("Newtech") and Vincent W. Goett, a married man dealing with his sole and separate property ("Goett"). Collectively, Futech, Newtech and Goett, will be known as the "Parties."

                                   RECITALS:

         A. Newtech sold all of its intellectual and other property to Futech under two separate agreements (see Exhibits A and B for "Agreement for Purchase and Sale of Assets" dated October 29, 1997 and January 20, 1998 respectively).

         B. Futech purchased Newtech's property for the sum of the following:

                  1.       $2 million promissory note ("Note");

                  2.       $300,000.00 cash;

                  3.       9 million shares of the common stock of Futech;

                  4.       Maximum of $25,000.00 in Newtech liabilities.

         C. Goett is acknowledged as 50% owner of Newtech and entered into a Stock Redemption Agreement with Newtech on January 20, 1998 (see Exhibit C) whereby Goett redeems his total ownership in Newtech for $300,000.00 in cash, 5 million shares of the common stock of Futech and 50% of the $2 million Note.

         D. The Parties collectively desire to reassign the original $2 million Note so that $1 million will be due and owing from Futech directly to Newtech and Goett each.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

                                     TERMS:

         1.       Reassignment of $2 million Note

                  1.1 The Parties agree that under the same terms and conditions of the original Note (see Exhibit A), that the Note shall be reassigned and divided equally between Newtech and Goett. Newtech and Goett shall receive equal interest and consideration by Futech in everything related to principal, interest, collateral and security as it relates to the Note.

                  1.2 Newtech and Goett agree that the same terms and conditions of the original Stock Redemption Agreement (Exhibit C) apply.

         2.       Representations and Warranties

                  2.1 All representations and warranties from the original agreements, Exhibits A, B and C, shall apply without exception or modification.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the 21st day of January, 1998.



"Futech"


/s/ Vincent W. Goett
------------------------------
Print Name and Title

"Newtech"


/s/ Vincent W. Goett
------------------------------
Print Name and Title


"Goett"


/s/ Vincent W. Goett
------------------------------
Print Name and Title

                          Resolution and Reconciliation
                                 For and Between
             Vincent W. Goett and Futech Interactive Products, Inc.

This Agreement, which is effective January 22, 1998, documents the reconciliation and agreement to finalize specific accounts related to loan and payroll activities between Vincent W. Goett ("Goett") and Futech Interactive Products. Inc. ("Futech").

1. As of December 31, 1997 the following audited and reconciled amounts existed on Futech's accounting records:


                                                                    Debit                    Credit
                                                                    -----                    ------
02388 - Due to Vince Goett                                      $1,157,432.72
02100 - Accrued Salaries and Wages (a)                                                     $675.000.00

(a) All due and owing Goett less applicable state and federal payroll taxes:

Gross Salary                                  $675.000.00
Total Payroll Taxes                           -323,620.82
                                              -----------
Net Due to Goett                              $351,379.18
                                              ===========

2. As of January 21, 1998, Vincent W. Goett was owed $1,000,000.00 (One million dollars) for his portion of the sale of Newtech Consulting Inc.'s assets to Futech through a reassignment of a promissory note.

3. It is the desire of Goett and Futech to net the balances for the aforementioned items as follows:

Promissory Note - Due to Vincent W. Goett                                          $1,000,000.00
Net Payroll - Due to Vincent W. Goett                                                 351,379.18
Total Due to Vincent W. Goett                                                      $1.351,379.18
Less: Due from Vincent W. Goett (02388)                                             1,157,432.72
                                                                                   -------------
Net Due to Vincent W. Goett                                                        $  191,946.46
                                                                                   =============


"Futech"                                      "Goett"

/s/ Vincent W. Goett                          /s/ Vincent W. Goett
----------------------------                  -------------------------------